Exhibit 4.26

FIRST SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of 29 December 2009 (this “Supplemental Indenture”), among Bravo Premium LLC, JSC Distillery Topaz, JSC “Russian Alcohol Group”, Latchey Limited, Limited Liability Company “The Trading House Russian Alcohol”, Lion/Rally Cayman 6, Lion/Rally Lux 1 S.A., Lion/Rally Lux 2 S.à r.l., Lion/Rally Lux 3 S.à r.l., Mid-Russian Distilleries, OOO First Tula Distillery, OOO Glavspirttirest, Pasalba Limited, Premium Distributors sp. z o.o., Sibirsky LVZ (the “Additional Guarantors”), CEDC Finance Corporation International, Inc. (together with its successors and assigns, the “Issuer”), Central European Distribution Corporation (the “Parent”), the entities listed on Schedule I hereto as the existing Guarantors (the “Guarantors”, to the extent then a Guarantor) Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Polish Security Agent and TMF Trustee Limited as Security Agent each under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent, the other Guarantors, the Trustee, the Registrars, the Transfer Agents, the Paying Agents, the Principal Paying Agent, the Polish Security Agent, and the Security Agent have heretofore executed and delivered an Indenture, dated as of December 2, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $380 million of 9.125% Senior Secured Notes due 2016 (the “Dollar Notes”) and €380 million of 8.875% Senior Secured Notes due 2016 of the Issuer (the “Euro Notes” and together with the Dollar Notes, the “Notes”);

WHEREAS, the Indenture provides that Persons are required to become Guarantors under certain conditions and circumstances;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Guarantors, the Trustee, the Registrars, the Transfer Agents, the Paying Agents, the Principal Paying Agent, the Polish Security Agent and the Security Agent are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add Guarantees with respect to the Notes;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Issuer, the Guarantors, the Trustee, the Registrars, the Transfer Agents, the Paying Agents, the Principal Paying Agent, the Polish Security Agent and the Security Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee, the Polish Security Agent and the Security Agent acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1. Agreement to be Bound. The Additional Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Subject to the terms of the Indenture, the Additional Guarantors hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, jointly and severally with each of the other Guarantors, on a senior secured basis to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee, Polish Security Agent and Security Agent and each of their successors and assigns the full and prompt performance, whether at maturity, by acceleration, redemption or otherwise, of all of the Issuer’s obligations (including the Parallel Obligations) under the Indenture and the Notes, including the payment of principal of, and premium, if any, and interest on the Notes and all other obligations of the Issuer to the Holders, the Trustee, the Polish Security Agent and the Security Agent under the Indenture and the Notes pursuant to Article X of the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1. Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Additional Guarantors, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee, the Polish Security Agent and the Security Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8. Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 3.9. Effect of Headings. The Article and Section headings herein are for the convenience of reference only and shall not affect the construction hereof.

SECTION 3.10. Trustee, Security Agent and Polish Security Agent. The Trustee, the Security Agent and the Polish Security Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals have been made solely by the Issuer and the Guarantors. The Issuer and the Guarantors shall reimburse the Trustee, the Security Agent and the Polish Security Agent to the same extent as under Section 7.6 of the Indenture for any disbursements, expenses and advances (including reasonable fees and expenses of its counsel) incurred by the Trustee, the Security Agent and/or the Polish Security Agent arising out of or in connection with its execution and performance of this Supplemental Indenture. This provision shall survive the final payment in full of the Notes and the resignation or removal of the Trustee, the Security Agent and/or the Polish Security Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CEDC FINANCE CORPORATION INTERNATIONAL, INC. as the Issuer

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President and Chief Executive Officer

CENTRAL EUROPEAN DISTRIBUTION CORPORATION as the Parent

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President and Chief Executive Officer

(Signature Page to First Supplemental Indenture)

BRAVO PREMIUM LLC, as a Guarantor

By:	/s/ Kopitel Sergey Igorevich
Name:	Kopitel Sergey Igorevich
Title:	General Director

JSC DISTILLERY TOPAZ, as a Guarantor

By:	/s/ Carlo Radicati
Name:	Carlo Radicati
Title:

JSC “RUSSIAN ALCOHOL GROUP”, as a Guarantor

By:	/s/ Carlo Radicati
Name:	Carlo Radicati
Title:

LATCHEY LIMITED, as a Guarantor

By:	/s/ Arjan Schaapman
Name:	Arjan Schaapman
Title:

By:	/s/ Adriaan Coppens
Name:	Adriaan Coppens
Title:

(Signature Page to First Supplemental Indenture)

LIMITED LIABILITY COMPANY “THE TRADING HOUSE RUSSIAN ALCOHOL”, as a Guarantor

By:	/s/ Yablokov Evgeny Vladimirovich
Name:	Yablokov Evgeny Vladimirovich
Title:	General Director

LION/RALLY CAYMAN 6, as a Guarantor

By:	/s/ Rob Jones
Name:	Rob Jones
Title:	Director

LION/RALLY LUX 1 S.A., as a Guarantor

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Manager B

LION/RALLY LUX 2 S.À R.L., as a Guarantor

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Manager B

(Signature Page to First Supplemental Indenture)

LION/RALLY LUX 3 S.À R.L., as a Guarantor

By:	/s/ Richard Brekelmans
Name:	Richard Brekelmans
Title:	Manager B

MID-RUSSIAN DISTILLERIES, as a Guarantor

By:	/s/ Zhangozin Kairat Nakoshevich
Name:	Zhangozin Kairat Nakoshevich
Title:	General Director

OOO First TULA DISTILLERY, as a Guarantor

By:	/s/ Carlo Radicati
Name:	Carlo Radicati
Title:

OOO GLAVSPIRTTIREST, as a Guarantor

By:	/s/ Carlo Radicati
Name:	Carlo Radicati
Title:

(Signature Page to First Supplemental Indenture)

PASALBA LIMITED, as a Guarantor

By:	/s/ Arjan Schaapman
Name:	Arjan Schaapman
Title:

By:	/s/ Adriaan Coppens
Name:	Adriaan Coppens
Title:

PREMIUM DISTRIBUTORS SP. Z O.O., as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Member of the Management Board

SIBIRSKY LVZ, as a Guarantor

By:	/s/ Carlo Radicati
Name:	Carlo Radicati
Title:

ASTOR SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

BOLS SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	President

BOLS HUNGARY KFT. as a Guarantor

By:	/s/ Mariusz Jacek Chrobot
Name:	Mariusz Jacek Chrobot
Title:	Managing Director

(Signature Page to First Supplemental Indenture)

BOTAPOL HOLDING B.V. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Director

(Signature Page to First Supplemental Indenture)

CAREY AGRI INTERNATIONAL-POLAND SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

CEDC FINANCE CORPORATION, LLC as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	President

COPECRESTO ENTERPRISES LIMITED as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

DAKO-GALANT PRZEDSIEBIORSTWO HANDLOWO PRODUKCYJNE SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Member

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Member

DAMIANEX S.A., as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Vice President

(Signature Page to First Supplemental Indenture)

DELIKATES SP. Z O.O. as a Guarantor

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Member

By:	/s/ Evangelos Evangelou
Name:	Evangelos Evangelou
Title:	Member

JELEGAT HOLDINGS LIMITED as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Director

LUGANO HOLDING LIMITED as a Guarantor

By:	/s/ Arta Antoniou
Name:	Arta Antoniou
Title:	Director

By:	/s/ Spyroulla Papaeracleous
Name:	Spyroulla Papaeracleous
Title:	Director

(Signature Page to First Supplemental Indenture)

MIRO SP. Z O.O. as a Guarantor

By:	/s/ Christopher Biedermann
Name: Title:	Christopher Biedermann Member

MTC SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name: Title:	William V. Carey Vice President

MULTI-EX S.A. as a Guarantor

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou Vice President

ONUFRY S.A. as a Guarantor

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou Vice President

(Signature Page to First Supplemental Indenture)

OOO PARLIAMENT DISTRIBUTION as a Guarantor

By:	/s/ Kupriyanov Sergey
Name:	Kupriyanov Sergey

Title:	General Director

By:	/s/ Sokolova Ekaterina
Name:	Sokolova Ekaterina

Title:	Acting Chief Accountant

OOO PARLIAMENT PRODUCTION as a Guarantor

By:	/s/ Yuryev Alexey
Name:	Yuryev Alexey

Title:	General Director

By:	/s/ Podkopaeva Tatyana
Name:	Podkopaeva Tatyana

Title:	Acting Chief Accountant

PANTA-HURT SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name:	William V. Carey
Title:	Member

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Member

(Signature Page to First Supplemental Indenture)

POLSKIE HURTOWNIE ALKOHOLI SP. Z O.O. as a Guarantor

By:	/s/ William V. Carey
Name: Title:	William V. Carey Member

By:	/s/ Christopher Biedermann
Name: Title:	Christopher Biedermann Member

PRZEDSIEBIORSTWO DYSTRYBUCJI ALKOHOLI “AGIS” S.A. as a Guarantor

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou Vice President

PRZEDSIEBIORSTWO HANDLU SPOZYWCZEGO SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou Vice President

PRZEDSIEBIORSTWO “POLMOS” BIALYSTOK S.A. as a Guarantor

By:	/s/ Christopher Biedermann
Name: Title:	Christopher Biedermann Member

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou Member

(Signature Page to First Supplemental Indenture)

PWW SP. Z O.O. as a Guarantor

By:	/s/ Evangelos Evangelou
Name: Title:	Evangelos Evangelou President

(Signature Page to First Supplemental Indenture)

DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee

By:	/s/ C. Lander
Name: Title:	C. Lander Authorized Signatory

By:	/s/ Robert Bebb
Name: Title:	Robert Bebb Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH as Polish Security Agent

By:	/s/ C. Lander
Name: Title:	C. Lander Authorized Signatory

By:	/s/ Robert Bebb
Name: Title:	Robert Bebb Authorized Signatory

(Signature Page to First Supplemental Indenture)

TMF TRUSTEE LIMITED as Security Agent

By:	/s/ Simon Ducklin
Name: Title:	Simon Ducklin Attorney

(Signature Page to First Supplemental Indenture)

SCHEDULE I

TO THE SUPPLEMENTAL INDENTURE

GUARANTORS

NAME		JURISDICTION OF INCORPORATION
1.	Astor Sp. z o.o.	Poland

2.	Bols Sp. z o.o.	Poland

3.	Bols Hungary Kft.	Hungary

4.	Botapol Holding B.V	Netherlands

5.	Carey Agri International-Poland Sp. z o.o.	Poland

6.	CEDC Finance Corporation, LLC	United States of America

7.	Central European Distribution Corporation	United States of America

8.	Copecresto Enterprises Limited	Cyprus

9.	Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o.	Poland

10.	Damianex S.A.	Poland

11.	Delikates Sp. z o.o.	Poland

12.	Jelegat Holdings Limited	Cyprus

13.	Lugano Holding Limited	Cyprus

14.	Miro Sp. z o.o.	Poland

15.	MTC Sp. z o.o.	Poland

16.	Multi-Ex S.A.	Poland

17.	Onufry S.A.	Poland

18.	OOO Parliament Distribution	Russia

19.	OOO Parliament Production	Russia

20.	Panta-Hurt Sp. z o.o.	Poland

21.	Polskie Hurtownie Alkoholi Sp. z o.o.	Poland

22.	Przedsiebiorstwo Dystrybucji Alkoholi „Agis” S.A.	Poland

23.	Przedsiebiorstwo Handlu Spozywczego Sp. z o.o.	Poland

24.	Przedsiebiorstwo „Polmos” Bialystok S.A.	Poland

25.	PWW Sp. z o.o.	Poland